Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-104171, 333-52016, 333-114797 333-142421, and 333-177642 on Form S-8 of our reports dated February 28, 2013, relating to the consolidated financial statements of CNH Global N.V., and the effectiveness of CNH Global N.V.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of CNH Global N.V. for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Chicago, Illinois

February 28, 2013